WEBSITE DEVELOPMENT AND HOSTING AGREEMENT

     THIS WEBSITE DEVELOPMENT AND HOSTING AGREEMENT (the "Agreement") is made as of June 1, 2004, by and between Fuzzy Bunny Web Design Ltd., a Canadian corporation ("Provider"), and PortaltoChina.com, Inc., a Nevada corporation ("Customer").

1.     DEFINITIONS.

1.1 "CONTENT" means all text, pictures, sound, graphics, video and other data supplied by Customer to Provider pursuant to Sections 2.1 or 4.1(c), as such materials may be modified from time to time.

1.2 "DESIGN FEE" means the fees set forth in EXHIBIT A for Website development services provided pursuant to Section 2.

1.3 "DOMAIN NAME" means the domain name specified for the Website by Customer from time to time. The initial Domain Name is specified in EXHIBIT A.

1.4 "INTELLECTUAL PROPERTY RIGHTS" means any and all now known or hereafter known tangible and intangible (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights, moral rights, and mask-works, (b) trademark and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) all other intellectual and industrial property rights (of every kind and nature throughout the universe and however designated) (including logos, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license, or otherwise, and (f) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing).

1.5 "MILESTONE DELIVERY SCHEDULE" means the schedule for development of the Work Product set forth in EXHIBIT A.

1.6 "PROVIDER TOOLS" means any tools, both in object code and source code form, which Provider has already developed or which Provider independently develops or licenses from a third party, excluding any tools which Provider creates pursuant to this Agreement. By way of example, Provider Tools may include, without limitation, toolbars for maneuvering between pages, search engines, Java applets, and ActiveX controls. All Provider Tools used in the Website shall be set forth in EXHIBIT A.

1.7 "SPECIFICATIONS" means Customer's requirements set forth in Exhibits A and B, as amended or supplemented in accordance with this Agreement.

1.8 "USER CONTENT" means all text, pictures, sound, graphics, video and other data provided by Website users.

1.9 "WEBSITE" means the user interface, functionality and Content made available on pages under the Domain Name.

1.10 "WORK PRODUCT" means all HTML files, Java files, graphics files, animation files, data files, technology, scripts and programs, both in object code and source code form, all documentation and any other deliverable prepared for Customer by Provider in accordance with the terms of this Agreement.

2.     WEBSITE  DEVELOPMENT.

2.1 DELIVERY OF INITIAL CONTENT. Provider shall source all Content in accordance with the intended purpose, look and feel of the Website, and present same to Customer for approval before incorporating into the Work Product (the "Initial Content"). Customer may provide Content and provide same to Provider as it deems fit, and Provider shall incorporate such Content into the Work Product.

2.2 DEVELOPMENT. Provider shall provide design, programming and other consulting services as specified in EXHIBIT A for the Design Fee set forth therein. Provider will provide the Work Product to Customer in accordance with the Milestone Delivery Schedule. Time is of the essence with respect to the performance of Provider's services hereunder.

2.3 PROJECT LIAISONS. Each party's primary contact for development efforts shall be the project liaisons specified in EXHIBIT A or the person otherwise designated in writing by Customer or Provider, as the case may be.

2.4 PROVIDER TOOLS. If any Provider Tools are incorporated into or are used in conjunction with the Website, or any Provider Tools are used to manipulate Content for distribution on the Website, then Provider hereby grants to Customer a worldwide, non-exclusive, sublicenseable (through multiple tiers), assignable, royalty-free, perpetual, irrevocable right to use, reproduce, distribute (through multiple tiers), create derivative works of, publicly perform, publicly display, digitally perform, make, have made, sell, offer for sale and import such Provider Tools in any media now known or hereafter known. Throughout the term of the Agreement and immediately upon termination, Provider shall provide to Customer the most current copies of any Provider Tools to which Customer has rights pursuant to the foregoing, plus any related documentation.

2.5 SHADOW SITE; ACCEPTANCE. Provider shall make available complete versions of the Work Product on a password protected server (the "Shadow Site") for Customer's review and acceptance. Customer shall have 30 days to review and evaluate the Work Product (the "Acceptance Period") to assess whether it meets the Specifications and meets industry standards for professional, technical and artistic quality. If Customer rejects the Work Product during the Acceptance Period, Customer may, in its sole discretion, elect to: (a) extend the time for Provider to provide revised Work Product for acceptance testing in accordance with this section; (b) revise the Specifications and to negotiate an appropriate reduction in the Design Fee to reflect the revised Specifications; (c) complete the Work Product and deduct the costs of completion from the Design Fee; or (d) terminate this Agreement, in which case Section 6.3 applies.

2.6 SEARCH ENGINE REGISTRATION. When Provider makes the initial final version of the Work Product available to Customer, Provider shall propose to Customer 50 search engines and directories where the Website should be registered. If requested by Customer and at its expense, Provider shall promptly register all Website pages with all (or a designated subset) such sites.

2.7 BACK UP OF WORK PRODUCT. Prior to initial acceptance of the Work Product, Provider shall back up its work at least once every three days and to store such back-up materials in a secure site at a separate location.

3.     MODIFICATIONS.

If Customer desires to modify the Website (including the Platform Requirements specified in EXHIBIT A) at any time during the term of this Agreement, Customer shall describe the additional services or deliverables to Provider (the "Change Notice"). Within seven days of such Change Notice, Provider shall submit a change order proposal (the "Change Order") which includes a statement of any additional charges and, if the Change Notice is provided prior to initial acceptance of the Work Product pursuant to Section 2.5, any adjustments to the Milestone Delivery Schedule resulting from the proposed Change Notice. On Customer's written approval of the Change Order, the Change Order will become a part of this Agreement. Any additional deliverables or changes to the Website described in the Change Order shall be subject to acceptance testing at the Shadow Site as described in Section 2.5. Provider shall quote all charges for the Change Orders at its then-current standard charges, but in no event shall it exceed the per hour rate specified in EXHIBIT A.

4.     WEB  HOSTING.

4.1 SERVICES. Following Customer's initial acceptance of the Work Product pursuant to Section 2.5, Provider shall provide the following web hosting services:

(A) DOMAIN NAME. It is hereby acknowledged that Customer shall own all right, title and interest in and to the Domain Name and all Intellectual Property Rights related thereto. Unless otherwise specified by Customer, Provider shall list Customer's project liaison as the administrative, technical and billing contact.

(B) CONTENT CONTROL. Customer shall have sole control over the Content. Provider shall not supplement, modify or alter any Work Product which has been accepted or approved by Customer or any Content (other than modifications strictly necessary to upload the Content to the Website) except with Customer's prior written consent. Provider shall upload all Content, including updates, to the Website within 24 hours of delivery to Provider. Provider shall also permit Customer to electronically transmit or upload Content directly to the Website.

(C) SITE BACKUP. At Provider's expense, Provider shall maintain a complete and current copy of the Website on a server located at a remote location. In the event that service is interrupted to the Website, the remote server shall be immediately activated so that public access to the Website continues without interruption.

(D) SITE DOWNLOADS. Provider at its expense shall make a complete backup of the Website every day. On the first day of every month, and at any other time as reasonably requested by Customer, Provider at its expense shall deliver to Customer a complete electronic copy of the Website (including all Provider Tools).

(E) SERVER LOGS. On the first day of every month, and at any other time as reasonably requested by Customer, Provider at its expense shall deliver to Customer in electronic form the server logs of Website activity (the "Server Logs").

(F)     STANDARDS.  Provider's hosting standards shall conform to the following:

(I) AVAILABILITY OF WEB SITE. The Website shall be publicly available to users a minimum of 97% of the time during any 24 hour period, 98% of the time during any 7 day period, and 99% of the time during any 30 day period; and there will be no period of interruption in public accessibility to the Website that exceeds 2 continuous hours.

(II) RESPONSE TIME. The mean response time for server response to all accesses to the Website shall not exceed more than 10 seconds during any 1 hour period.

(III) BANDWIDTH. The bandwidth representing the Website's connection to the Internet shall be operating at capacity no more than 30 minutes in any 24 hour period.

(IV) SECURITY. Provider shall prevent unauthorized access to the Shadow Site, other restricted areas of the Website and any databases or other sensitive material generated from or used in conjunction with the Website; and Provider shall notify Customer of any known security breaches or holes.

(V) INAPPLICABILITY OF FORCE MAJEURE. The foregoing standards shall apply regardless of the cause of the interruption in service, even if the interruption in service was beyond the control of Provider.

(VI) REMEDIES. In addition to other applicable remedies, Customer may immediately terminate this Agreement without a further cure period if: (x) any breach of this Section 4.1(f) is not cured within the later of the next measurable period (only if applicable) or 10 days, (y) the same subsection is breached a second time, or (z) there are 2 breaches of separate subsections (even if cured) within any 6 month period.

4.2 CUSTOMER LICENSE. During the period that Provider provides web hosting services pursuant to this Section 4, Customer hereby grants to Provider a non-exclusive, non-sublicenseable, royalty-free, worldwide license to reproduce, distribute, publicly perform, publicly display and digitally perform the Content and Work Product only on or in conjunction with the Website. Customer grants no rights other than explicitly granted herein, and Provider shall not exceed the scope of its license.

4.3 TRADEMARKS. Subject to the terms and conditions of this Agreement, each party hereby grants to the other party a limited, non-exclusive, non-sublicenseable, royalty-free, worldwide license to use such party's trademarks, service marks, trade names, logos or other commercial or product designations (collectively, "Marks") for the purposes of creating content directories or indexes and for marketing and promoting the Website. The trademark owner may terminate the foregoing license if, in its sole discretion, the licensee's use of the Marks does not conform to the owner's standards. Title to and ownership of the owner's Marks shall remain with the owner. The licensee shall use the Marks exactly in the form provided and in conformance with any trademark usage policies. The licensee shall not form any combination marks with the other party's Marks. The licensee shall not take any action inconsistent with the owner's ownership of the Marks and any benefits accruing from use of such Marks shall automatically vest in the owner.

5.     PAYMENTS.

5.1 FEES. Except as otherwise specified in EXHIBIT A, Provider shall invoice all fees monthly, and payment is due 30 days from delivery of the invoice. All fees quoted include, and Provider shall pay, all sales, use, excise and other taxes which may be levied upon either party in connection with this Agreement, except for taxes based on Customer's net income.

5.2 EXPENSES. Customer shall reimburse Provider for all reasonable out-of-pocket expenses which have been approved in advance by Customer and which are incurred by Provider in the performance of services hereunder, including but not limited to travel and lodging expenses, long distance calls, and material and supply costs, within 30 days after Customer's receipt of expense statements including appropriate receipts or other evidence of the expense.

6.     TERM  AND  TERMINATION.

6.1 TERM. The initial term of this Agreement shall be as specified in EXHIBIT A. Thereafter, this Agreement shall continue until terminated with at least 90 days written notice.

6.2 TERMINATION FOR CAUSE. Except as otherwise provided for herein, either party may terminate this Agreement upon the material breach of the other party, if such breach remains uncured for 60 days following written notice to the breaching party.

6.3 TERMINATION DURING INITIAL WEBSITE DEVELOPMENT. In the event that Customer terminates the Agreement prior to initial acceptance of the Work Product pursuant to Section 2.5, Customer shall return all Work Product to Provider and Provider shall return any Initial Content and refund to Customer any portion of the Design Fee previously paid to Provider hereunder. All licenses granted hereunder shall terminate.

6.4 TERMINATION DURING WEBSITE HOSTING. In the event of expiration or termination of this Agreement while Provider is providing Web hosting services pursuant to Section 4, Provider shall download all materials on the Website to a medium of Customer's choosing and deliver such materials to Customer by 5 p.m. the same business day. In addition, at no cost to Customer, Provider shall: (a) keep the Website publicly accessible for a period of 90 days following the date of termination of this Agreement; (b) if the transfer requires a change in the Domain Name, immediately upon the date that the Website is no longer publicly accessible, and for a period of 12 months thereafter, maintain the Website's URL and, at such URL, provide 1 page (including a hypertext link) that Customer may use to direct its users to its new Website or some other URL of Customer's choosing; and (c) if the transfer does not require a change in the Domain Name, cooperate with Customer in assigning a new IP address to the Domain Name as Customer may request and transferring all operations of the Website to a new provider.

6.5 EFFECT OF TERMINATION. Sections 1, 2.4, 6.5, 10, 11, 12, 13 and 14 shall survive termination of this Agreement. Upon the termination of this Agreement for any reason and upon request by Customer at any time, Provider shall promptly return, in their original form, all Content and copies thereof and deliver the originals and all copies of the Work Product in whatever stage of completion to Customer. Subject to Provider's obligations pursuant to
Section 6.4, Provider shall remove all copies of the Content from servers within its control and use reasonable efforts to remove any references to Customer or the Content from any site which caches, indexes or links to the Website.

7.     PROVIDER  WARRANTIES.

7.1 WORK PRODUCT WARRANTIES. Provider warrants that any Work Product, Provider Tools or Provider-made changes to the Content shall not: (a) infringe on the Intellectual Property Rights of any third party or any rights of publicity or privacy; (b) violate any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control, unfair competition, antidiscrimination or false advertising); (c) be defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (d) be obscene, child pornographic or indecent; and (e) contain any viruses, trojan horses, trap doors, back doors, easter eggs, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information.

7.2 ADDITIONAL WARRANTIES. Provider warrants that: (a) any Work Product or Provider Tools will conform to their applicable Specifications or acceptance criteria when delivered and for a period of 1 year thereafter; and (b) there is no outstanding contract, commitment or agreement to which Provider is a party or legal impediment of any kind known to Provider which conflicts with this Agreement or might limit, restrict or impair the rights granted to Customer hereunder.

8.     CUSTOMER  COVENANTS.

During  the  period  that  Provider  provides  Web  hosting services pursuant to
Section 4, Customer shall not distribute on the Website any Content that: (a) infringes on the Intellectual Property Rights of any third party or any rights of publicity or privacy; (b) violates any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control, unfair competition, antidiscrimination or false advertising); (c) is defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (d) is obscene, child pornographic or indecent; or (e) contains any viruses, trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information.

9.     DISCLAIMER  OF  WARRANTIES.

EXCEPT AS SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.     OWNERSHIP.

10.1     OWNERSHIP  OF  WORK  PRODUCT.  Provider  hereby  irrevocably assigns to
Customer all right, title and interest in and to all Work Product and documentation produced pursuant to Customer's requests for services hereunder including, without limitation, all applicable Intellectual Property Rights thereto. If Provider has any such rights that cannot be assigned to Customer, Provider waives the enforcement of such rights, and if Provider has any rights that cannot be assigned or waived, Provider hereby grants to Customer an exclusive, irrevocable, perpetual, worldwide, fully paid license, with right to sublicense through multiple tiers, to such rights. Provider acknowledges that there are, and may be, future rights that Customer may otherwise become entitled to with respect to the Work Product that do not yet exist, as well as new uses, media, means and forms of exploitation throughout the universe exploiting current or future technology yet to be developed, and Provider specifically intends the foregoing assignment of rights to Contractor to include all such now known or unknown uses, media and forms of exploitation throughout the universe.

10.2 OWNERSHIP OF CONTENT AND WEBSITE. As between Provider and Customer, any Content given to Provider by Customer under this Agreement or otherwise, and all User Content, shall at all times remain the property of Customer or its licensor. Provider shall have no rights in such Content or User Content other than the limited right to use such content for the purposes expressly set forth in this Agreement.

10.3 EMPLOYEE AND SUBCONTRACTOR CONTRACTS. Provider shall cause each individual or company employed by Provider in connection with the Work Product to execute a contract regarding confidentiality and assignment of rights prior to each such individual or company's commencement of services thereunder. Such contracts shall: (a) include a full assignment of all rights to Customer, (b) include a waiver of any moral or similar rights, (c) be freely assignable, and
(d) contain restrictions on use and disclosure. Further, with respect to any subcontractors which it employs: (x) Provider shall obtain the written consent of Customer, (y) Provider shall be responsible for the direction and coordination of the services of such subcontractors, and (z) Customer shall have no obligation to pay such subcontractor(s).

11.     INDEMNITY.

11.1 CUSTOMER INDEMNITY. Customer shall defend Provider against any third party claim, action, suit or proceeding alleging any breach of the covenants contained in Section 8. Subject to Section 11.3, Customer shall indemnify Provider for all losses, damages, liabilities and all reasonable expenses and costs incurred by Provider as a result of a final judgment entered against Provider in any such claim, action, suit or proceeding.

11.2 PROVIDER INDEMNITY. Provider shall defend Customer against any third party claim, action, suit or proceeding resulting from Provider's acts, omissions or misrepresentations under this Agreement (including without limitation Provider's breach of the warranties contained in Sections 7). Subject to Section 11.3, Provider shall indemnify Customer for all losses, damages, liabilities and all reasonable expenses and costs incurred by Customer as a result of a final judgment entered against Customer in any such claim, action, suit or proceeding.

11.3 MECHANICS OF INDEMNITY. The indemnifying party's obligations are conditioned upon the indemnified party: (a) giving the indemnifying party prompt written notice of any claim, action, suit or proceeding for which the indemnified party is seeking indemnity; (b) granting control of the defense and settlement to the indemnifying party; and (c) reasonably cooperating with the indemnifying party at the indemnifying party's expense.

12.     CONFIDENTIAL  INFORMATION.

Customer's "Confidential Information" are any passwords used in connection with the Website (or the Shadow Site), all Server Logs, all Work Product and documents related to the Work Product, any Content which Customer designates as confidential, and any other materials of Customer which Customer designates as confidential or which Provider should reasonably believe to be confidential. Customer's "Confidential Information" also includes the Website itself until such time as Customer decides to make the Website publicly available to users. Provider's "Confidential Information" is defined as the source code of any Provider Tools. Provider understands and agrees that Customer does not want any other Confidential Information of Provider, and should the parties believe that additional confidential information of Provider needs to be disclosed to Customer, the parties shall execute a separate non-disclosure agreement regarding such information. Each party shall hold the other party's Confidential Information in confidence and shall not disclose such Confidential Information to third parties nor use the other party's Confidential Information for any purpose other than as necessary to perform under this Agreement. The foregoing restrictions on disclosure shall not apply to Confidential Information which is (a) already known by the recipient, (b) becomes, through no act or fault of the recipient, publicly known, (c) received by recipient from a third party without a restriction on disclosure or use, or (d) independently developed by recipient without reference to the other party's Confidential Information.

13.     LIMITATIONS  ON  LIABILITY.

EXCEPT FOR BREACHES OF SECTIONS 4.1, 4.2, 4.3 AND 14.3, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (HOWEVER ARISING, INCLUDING NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

14.     GENERAL  PROVISIONS.

14.1 GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the Province of British Columbia without giving effect to principles of conflict of laws. Both parties agree to submit to jurisdiction in British Columbia and further agree that any cause of action arising under this Agreement may be brought in a court in the City of Vancouver, British Columbia.

14.2 FURTHER ASSURANCES. Provider shall cooperate with Customer, both during and after the term of this Agreement, in the procurement and maintenance of Customer's rights to intellectual property created hereunder and to execute, when requested, any other documents deemed necessary or appropriate by Customer to carry out the purpose of this Agreement.

14.3 COMPLIANCE WITH LAWS. Provider shall ensure that its Website design and its web hosting services will comply with all applicable international, national and local laws and regulations.

14.4 SEVERABILITY; WAIVER. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision. The waiver by either party of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

14.5 HEADINGS. Headings used in this Agreement are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section or in any way affect this Agreement.

14.6 INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors, and no agency, partnership, joint venture or employee-employer relationship is intended or created by this Agreement. Neither party shall have the power to obligate or bind the other party. Personnel supplied by Provider shall work exclusively for Provider and shall not, for any purpose, be considered employees or agents of Customer. Provider assumes full responsibility for the acts of such personnel while performing services hereunder and shall be solely responsible for their supervision, direction and control, compensation, benefits and taxes.

14.7 NOTICE. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given: upon personal delivery; if sent by telephone facsimile, upon confirmation of receipt; or if sent by certified or registered mail, postage prepaid, 5 days after the date of mailing.

14.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

14.9 INJUNCTIVE RELIEF. Provider hereby waives any right to injunctive relief or rescission and agrees that its sole and exclusive remedy for any breach or alleged breach, termination or cancellation of this Agreement by Customer shall be an action for damages and termination of its services hereunder. Provider agrees that Provider's services are unique and that Customer may suffer irreparable harm in the event of any breach by Provider and that monetary damages in such event would be substantial and inadequate to compensate Customer. Consequently, Customer shall be entitled, in addition to such monetary relief as may be recoverable by law, to such injunctive or other relief as may be necessary to restrain any threatened, continuing or further breach by Provider, without showing or proving actual damage sustained by Customer and without posting a bond.

14.10 ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto, sets forth the entire understanding and agreement of the parties and supersedes any and all oral or written agreements or understandings between the parties as to the subject matter of this Agreement. It may be changed only by a writing signed by both parties. Neither party is relying upon any warranties, representations, assurances or inducements not expressly set forth herein.

     IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first written above.

FUZZY  BUNNY  WEB  DESIGN  LTD.     PORTALTOCHINA.COM,  INC.

/s/  Thomas  Mills          /s/  Caroline  Rechia
By:  Thomas  Mills          By:  Caroline  Rechia
Title:  President           Title:  Vice-President

                                    EXHIBIT A

                                SERVICES AND FEES

CONTENT
-------

Any Content provided to Provider by Customer shall be in the formats specified below:

     All text shall be provided in ASCII, RTF, PageMaker, WordPerfect, Word, PDF, or HTML
     All  graphics  shall  be  provided  in  TIFF,  GIF,  JPEG,  or  PMP  format

WEBSITE
-------

The Website shall not include any Provider Tools except for the following specified below:

None.

PLATFORM  REQUIREMENTS
----------------------

The Work Product and Provider Tools provided to Customer by Provider shall be compatible with the following browser(s):

     Netscape
     MS  Internet  Explorer
     AOL
     Lynx.

SERVICES
--------

Provider shall produce a professional quality website suitable for use as an Internet portal by those interested in accessing the Chinese B2B market (the "Portal") and in accordance with the specifications set out in Exhibit B, including without limitation the following (the "Services"):

     Preparation of design and concept specifications for the Website, including layout, organization and content, consistent with the specifications in Exhibit B
     Design corporate logo consisting of a professional word mark
     Research and source Initial Content, including all graphic design consistent with the branding requirements of the Customer
     Integrate flash animation
     Produce and test Website before implementation
     Fully implement and integrate the functioning Website and any related third party solutions
     Provide recommendations on site maintenance, marketing and tracking of Website
     Provide means by which selected sections of the Website are available for user updates.
     Establish usability and clear navigation for the Website

MILESTONE  SCHEDULE
-------------------

The Milestone Schedule for the project is shown on the chart below, with reference to the specifications set out in EXHIBIT B:

                       MILESTONE DESCRIPTION     DUE DATE

PHASE I     Design and implementation of Public Access Level, as specified in
Exhibit B, except for bilingual functionality     December 15, 2004

PHASE II     Design and implementation of Subscription-Based Level, as specified
in Exhibit B     6 months from authorization

PHASE III     Design and implementation of bilingualism functionality, as
specified in Exhibit B     2 months from authorization

DESIGN  FEE
-----------

Customer  shall  pay  Provider  for  the  Services  as  follows:

     $35,000 USD upon delivery of completed Phase I, hosting and all monthly expenses (including hosting) for a period of 12 months from delivery of Phase I

     $35,000 USD upon delivery of completed Phase II, hosting and all monthly expenses (including hosting) for a period of 12 months from delivery of Phase II

     $5,000  USD  upon  delivery  of  completed  Phase  III

TERM
----

18  months  from  the  Effective  Date.

PROJECT  LIAISONS
-----------------

Provider  Liaison:          Thomas  Mills
               2708-939  Homer  Street
               Vancouver,  BC  V6C  2X8

Customer  Liaison:     Caroline  Rechia
1802-888  Pacific  Street
Vancouver,  BC  V6Z  2S6

DOMAIN  NAME
------------

http://www.portaltochina.com

                                    EXHIBIT B

                             WEBSITE SPECIFICATIONS

     Portaltochina.com, is intended to be an Internet portal, functioning as an information resource primarily for North Americans looking to access the Chinese B2B market. Its sophisticated web presence will feature a multitude of services and quality information. It must provide users with a clean, esthetically pleasing, intuitive interface.

     The Portal will feature two operating levels: a free public access level, and a subscription-based level. Within this context, the elements of the Portal must be designed, developed and integrated to meet its primary objectives and include the following functions:

I.     PUBLIC ACCESS LEVEL
       -------------------

     All visitors to the Portal will have access to the following information and services:

(1) Current Events. The Portal must feature news articles that will appeal to anyone having interests in China, particularly businesspersons seeking to access the Chinese B2B market. Such articles will include, without limitation, general Chinese and international news items, financial reports, technology news and sports results. The Portal will also integrate a stock quote and weather function.

(2) Chinese Business Information. The Portal shall contain a collection of online resources relating to doing business in China. The collection will include, without limitation, technical information regarding Chinese trade and business, including laws, regulations and practices, and upcoming events of interest to the Chinese business community.

(3) Hyperlinks Directory. The Portal will contain a directory of useful Internet hyperlinks relating to business in China, with brief descriptions of each.

(4) Search Engine. The Portal must feature a search engine that is available from a permanent postion on every page. The permanent search will enable users to search the Portal or the Internet at large in English. The Portal must also feature a simple and effective navigation bar that will guide users through the Portal.

(5) E-mail. The Portal must provide access to a portaltochina.com branded email service. Access to the email service will be available to all users who register by supplying a valid email address.

(6) Chat Rooms. The Portal must provide chat rooms relating to Chinese business topics, where users can engage in real-time online communications. Access to the chat rooms will be available to all users who register by supplying a valid email address.

(7) Bilingualism. Users will have the option of reading our content in English and simplified Chinese. The search engine must also accommodate this bilingual functionality.

(8) Advertising. The Portal must provide ample space for banner and button advertisements, sponsorships and co-branded advertising that may be integrated with selected content on our portal.

II.     SUBSCRIPTION-BASED LEVEL
        ------------------------

     The subscription-based level will be described as the "B2B Exchange". Subscribers will have access to the following services:

(1) Insider's Guide. The Portal will feature an "Insider's Guide" to doing business in China. It will contain practical insights such as common stumbling blocks and how to avoid them, reports and tips from experienced sources. Editorials and guest expert columns will focus on overcoming cultural and regulatory barriers, whether systemic or practical. Comments and advice from other subscribers will also be featured.

(2) Online Trading Platform. The Portal will feature an online trading platform intended to facilitate B2B transactions with Chinese businesses. The trading platform will be fully automated, searchable, topically arranged, intuitive and easy-to-use online service that is available 24-hours a day, seven days a week. It must enable sellers to list items for sale in a fixed price format, buyers to purchase items of interest, and all portal users to browse through selected items from any place in the world at any time. All users will be able to browse the trading platform, but only subscribers will be able to complete transactions. All financial transactions are to be facilitated through a third party payments platform. The trading platform must also feature a feedback forum for users to provide comments on other users with whom they trade.

(3) Business Database. The Portal must feature access to a database of businesses, both Chinese and non-Chinese, which are interested in B2B commerce. The database will be organized by products and services, either being sought or offered for sale. Each entry will contain a brief overview of the business and its products or services, plus its name, address, telephone and fax numbers, e-mail address, and website. All visitors to the Portal will be able to view the categories of products and services in the database, as well as the number of businesses in each category interested in buying or selling. Only subscribers will be able to access contact information for businesses in the database. The database must be linked to the trading platform so that businesses with products for sale on the trading platform will be identified as such.

(4) Forum. The Portal must feature a discussion forum for users to interact and share information. The forum will contain features common to other Internet forums such as, topics, discussion threads, messages and moderators.